EXHIBIT 10.18

                       AMENDMENT DATED AUGUST 10, 1998 TO
                   EMPLOYMENT AGREEMENT DATED OCTOBER 6, 1995





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STATE OF SOUTH CAROLINA      )
                             )
COUNTY OF RICHLAND           )
                                                        AMENDMENT TO EMPLOYMENT
                                                              AGREEMENT BETWEEN
                                                        DOCTOR'S CARE, P.A. AND
                                                       M.F. MCFARLAND, III, M.D.

               Doctor's Care, P.A., a South Carolina professional corporation ("Employer"), has entered into an Employment Agreement dated October 6, 1995 (the "Agreement") with M.F. McFarland, III, M.D. ("McFarland"), whereby McFarland is employed to serve as President of Employer for a term commencing October 1, 1995, and ending October 1, 2000. Employer and McFarland desire to amend the Agreement to extend the term, increase the compensation, and modify the termination procedures thereof. Accordingly, the parties have entered into this Amendment to be effective as of this 10th day of August, 1998.
               NOW, THEREFORE, for and in consideration of the mutual promises set forth herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties do hereby agree to amend paragraphs 2, 4, and 8 of the Agreement as provided herein. All remaining provisions of the Agreement shall remain in full force and effect.
               1. Paragraph 2 (Term) of the Agreement is hereby amended so as to extend the term for ten (10) additional years, through October 1, 2010. Accordingly, paragraph 2, as amended, now provides as follows:
               Term. The employment shall commence on the date hereof, and shall continue through October 1, 2010, unless earlier terminated in accordance with the provisions of Section 8 of this Agreement.

               2. Paragraph 4 (Compensation), subparagraph A of the Agreement is hereby amended so as to increase McFarland's annual salary, effective October 1, 1998, to One Hundred Sixty-Seven Thousand Five Hundred Dollars and no/100 ($167,500.00). In addition, commencing on October 1, 1999, and on the anniversary date thereof every year until termination of the Agreement, McFarland's annual salary shall be increased by three percent (3%) per year to compensate for increases in the cost of living. The three percent (3%) annual increase shall be calculated based on McFarland's annual salary on the anniversary date.
               Paragraph 4 is hereby amended further to include a new subparagraph D entitled Additional

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Compensation in Event of Termination of Employment as President and Chief
Executive Officer of UCI Medical Affiliates of South Carolina, Inc. McFarland has entered into a separate Employment Agreement with respect to his employment as President and Chief Executive Officer of UCI Medical Affiliates of South Carolina, Inc. ("UCI"). Subparagraph D shall provide that, in the event of the termination of his employment as President and Chief Executive Officer of UCI, McFarland shall receive as compensation from Employer certain additional compensation formerly provided by UCI to McFarland.

               Accordingly, subparagraph A of paragraph 4, as amended, and new subparagraph D of paragraph 4, shall provide as follows:

               A. Base Salary. Commencing on October 1, 1998, McFarland shall receive from Employer an annual salary of One Hundred Sixty-Seven Thousand Five Hundred Dollars and no/100 ($167,500.00), payable in pay periods as determined by Employer, but in no event less frequently than monthly. Commencing on October 1, 1999, and on the anniversary date thereof every year until termination of this Agreement, McFarland's annual salary shall be increased by three percent (3%) per year to compensate for increases in the cost of living. The three percent (3%) annual increase shall be calculated based upon McFarland's annual salary on the anniversary date.

                                              * * *

               D. Additional Compensation in Event of Termination of Employment as President and Chief Executive Officer of UCI. In the event that McFarland is terminated from his employment as President and Chief Executive Officer of UCI, Employer will provide to McFarland the following additional compensation:

                      1. Supplemental Salary. From the time of the UCI termination until this Agreement terminates, McFarland shall receive from Employer, in addition to his base salary pursuant to subparagraph A of paragraph 4 above, a supplemental annual salary in the amount of One Hundred Fifty-Seven Thousand Five Hundred Dollars and no/100 ($157,500.00), payable in pay periods as determined by Employer, but in no event less frequently than monthly.

                      2. Dues. From the time of the UCI termination until this Agreement terminates, Employer shall pay all dues of McFarland as a member of one private club not to exceed Five Hundred Dollars and no/100 ($500.00) per month for the purpose of entertaining clients of Employer in connection with the performance of McFarland's duties.

                      3. Automobile. From the time of the UCI termination until this Agreement terminates, Employer shall provide to McFarland the use of one (1) automobile.

                      4. Reimbursement for Expenses. From the time of the UCI termination until this Agreement terminates, Employer shall reimburse McFarland for all


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                             reasonable expenses in an aggregate amount equal
                             to, or less than Seven Thousand Five Hundred
                             Dollars and no/100 ($7,500.00) per annum incurred by McFarland for the benefit of Employer in performance of his duties hereunder.

                      5. Life Insurance. From the time of the UCI termination until this Agreement terminates, Employer shall purchase a term life insurance policy that at the time of McFarland's death will pay One Million Dollars ($1,000,000.00) to his spouse or other designated beneficiary(s).

               3. Paragraph 8 (Termination) of the Agreement is hereby amended to define the term "cause" for termination.

               Paragraph 8 is hereby amended further to include a new subparagraph E entitled Termination without Cause by Employer, which provides that in the event that McFarland is terminated without cause, Employer shall pay McFarland a lump sum severance payment equal to two and one-half (2 1/2) times his last two (2) years of Base Salary under subparagraph A plus any Supplemental Salary under subparagraph D of paragraph 4.

               Paragraph 8 is hereby amended further to include a new subparagraph F entitled Personal Guarantee Assumption in the Event of Termination, which provides that in the event of McFarland's termination by either UCI or Employer under any circumstances, Employer shall assume any and all liabilities personally guaranteed by McFarland within thirty (30) days of such termination, thereby releasing McFarland from any personal liability. Accordingly, subparagraph A of paragraph 8, as amended, and new subparagraphs E and F of paragraph 8, shall provide as follows:

               A. For Cause By Employer. Notwithstanding any other provision hereof, Employer may terminate McFarland's employment under this Agreement immediately at any time for "cause." For purposes hereof the term "cause" shall be limited to the commission of any of the following by McFarland: dishonesty; theft; unethical business conduct; indictment for a felony; McFarland's license to practice medicine in the State of South Carolina is revoked or otherwise terminated; or McFarland fails to follow accepted medical practices or is guilty of misconduct under the principles of medical ethics of the American Medical Association. If the termination is for "cause" all compensation (including without limitation the Base Salary, and all perquisites and fringe benefits) to which McFarland would otherwise be entitled shall be discontinued and forfeited as of the effective date of such termination.

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                  E.     Without Cause By Employer.  Employer may terminate this
                         Agreement "without cause" at any time upon 30 days' written notice to McFarland. In the event of such termination, Employer shall pay McFarland a lump sum severance payment equal to two and one-half (2 1/2) times his last two (2) years of Base Salary. All other compensation (including without limitation any prerequisites and fringe benefits, if any) to which McFarland would otherwise be entitled (for periods after the effective date of such termination) shall be discontinued and forfeited as of the effective date of such termination.

                  F. Personal Guarantee Assumption in the Event of Termination. In the event of McFarland's termination by either UCI or Employer under any circumstances, Employer shall assume any and all liabilities that McFarland has personally guaranteed. Said guarantee assumption shall take place within thirty (30) days of McFarland's termination. If Employer fails to assume any and all liabilities personally guaranteed by McFarland within thirty (30) days of termination, Employer shall pay McFarland One Thousand Dollars and no/100 ($1,000.00) per day starting on the 30th day after termination, and each day thereafter until Employer assumes such liabilities.

               IN WITNESS WHEREOF, Employer and McFarland have duly executed this Amendment under seal to be effective as of the day and year first above written.

IN THE PRESENCE OF:                         EMPLOYER:
                                            --------

/s/ Patricia J. Hammond                     DOCTOR'S CARE, P.A. (SEAL)
----------------------------
Witness

/s/ Carol J. Carroll                        By:  /s/ M.F. McFarland, III, M.D.
----------------------------                     -----------------------------
Witness                                     Its:   President
                                                 -----------------------------

                                            MCFARLAND:
                                            ---------


/s/ Patricia J. Hammond                     /s/ M.F. McFarland, III, M.D
----------------------------                ---------------------------------
Witness                                      M.F. McFarland, III, M.D.

/s/ Carol J. Carroll
----------------------------
Witness






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